Exhibit 99.1

Nine Energy Service Announces Fourth Quarter and Full Year 2018 Results

•	Full year 2018 Revenue, Net Loss and Adjusted EBITDAA increased approximately 52%, 22% and 142%, respectively year-over-year

•	2018 Annual ROICB of 12% for legacy Nine business and 8% for Nine consolidated business, exceeding or meeting Management’s original target

•	Revenue, Net Loss and Adjusted EBITDA of $229.4 million, $(77.3) million and $48.0 million, respectively for the fourth quarter of 2018

•	Fourth quarter Basic EPS of $(2.78) and $0.49 Adjusted Basic EPSC

HOUSTON, March 6, 2019 – Nine Energy Service, Inc. (“Nine” or the “Company”) (NYSE: NINE) reported fourth quarter 2018 revenues of $229.4 million, net loss of $(77.3) million and adjusted EBITDA of $48.0 million. Fourth quarter 2018 revenues increased approximately 5% as compared to the third quarter 2018 revenues of $218.4 million. Fourth quarter net loss was $(77.3) million, or $(2.78) per basic share, which includes property and equipment, goodwill and intangible impairments of $77.7 million associated with the Production Solutions segment. For the fourth quarter 2018, adjusted net incomeD was $13.6 million, or $0.49 adjusted basic earnings per share. The Company reported fourth quarter 2018 adjusted EBITDA of $48.0 million, an increase of approximately 25% compared to third quarter adjusted EBITDA of $38.4 million, and a fourth quarter adjusted EBITDA marginA of approximately 21%.

The Company had provided original fourth quarter 2018 revenue guidance between $225.0 and $235.0 million and adjusted EBITDA guidance between $40.0 and $45.0 million, with actual results meeting the midpoint of fourth quarter 2018 revenue guidance and outperforming the midpoint of fourth quarter 2018 adjusted EBITDA guidance by approximately 13%. During the fourth quarter of 2018, the Company generated ROIC of 20% for the legacy Nine business and 13% for Nine consolidated business.

Nine’s President and Chief Executive Officer, Ann Fox, commented, “I am extremely proud of our team and the contributions that have come from every part of the organization. In 2018, we grew through both profitable organic growth within our existing service and product lines, as well as through strategic M&A, with the acquisitions of two completion technology companies, Magnum Oil Tools and Frac Technology. Nine has realized tremendous financial growth year-over-year, growing revenue by approximately 52%, adjusted EBITDA by over 140%, and adjusted EBITDA margin by over 600 basis points. The Company increased cash flow from operations by over 15 times over 2017.

In January, we completed our IPO and provided our shareholders with a 2018 organic growth plan, including annual ROIC and adjusted EBITDA targets for the legacy Nine business, both of which we exceeded.

Our legacy Nine service lines performed exceptionally well throughout 2018, winning profitable market share, with the majority of our service lines executing large activity and pricing growth. Year-over-year, we completed approximately 51,000 more stages as a company, an increase of approximately 86%. All of this was accomplished while staying within our conservative capex plan.

In conjunction with organic growth, we successfully executed strategic M&A with the completion of the Magnum and Frac Technology acquisitions, further solidifying our strategy of coupling excellent service with forward-leaning technology. These partnerships propel Nine to a more balanced profile of completion tools and conveyance while creating additional barriers to entry and differentiation. With the addition of both teams, we expanded our R&D capabilities to help ensure we are creating the tools of the future for our customers and staying ahead of industry trends.

We were also very pleased with our performance in Q4, especially as we saw significant declines in commodity prices starting in October, coupled with budget exhaustion and typical seasonality. Despite this, we once again beat adjusted EBITDA guidance and ended the quarter with an approximately 21% adjusted EBITDA margin, one of the highest in our sector.

We continue to navigate a lower commodity price environment and work with customers on pricing concessions as they reduce 2019 capital budget plans up to 30%. With these reductions, we do anticipate adjusted EBITDA decline and margin compression for Q1 2019 compared to Q4 2018. We have and will remain focused on driving value for our shareholders, customers and employees and will continue to follow our returns-based growth strategy into 2019.”

During the fourth quarter of 2018, the Company reported a net loss of $(77.3) million, or $(2.78) per basic share, which includes property and equipment, goodwill and intangible impairments of $77.7 million associated with the Production Solutions segment comprised of 107 well service rigs. The impairment is a result of deteriorating well services market conditions due to lower commodity prices towards the end of the fourth quarter coupled with deep reach coiled tubing and dissolvable technology taking market share in the completion-based drill-out work.

For the year ended December 31, 2018, the Company reported revenues of $827.2 million compared to year ended December 31, 2017 revenues of $543.7 million, representing an approximate 52% increase. Net loss for full year 2018 totaled $(53.0) million, or $(2.17) per basic share, compared to year ended December 31, 2017 net loss of $(67.7) million, or $(4.55) per basic share. For the year ended December 31, 2018, adjusted net income was $40.6 million, or $1.66 adjusted basic earnings per share. The Company reported year ended December 31, 2018 adjusted EBITDA of $141.1 million, compared to year ended December 31, 2017 adjusted EBITDA of $58.2 million, representing an approximate 142% increase.

For the year ended December 31, 2018, the Company generated ROIC of 12% for the legacy Nine business and 8% ROIC for Nine consolidated business.

The Company is providing adjusted net income and adjusted basic earnings per share to account for impairments, as well as transaction and other one-time expenses related to the acquisitions and our IPO to provide a more accurate representation of Company performance. Please see end of press release for definitions and reconciliations.

Business Segment Results

Completion Solutions

During the fourth quarter of 2018, the Company’s Completion Solutions segment, which includes the Company’s cementing, completion tools, wireline and coiled tubing services, reported revenues of $209.0 million compared to third quarter 2018 revenues of $196.6 million, representing an approximate 6% increase. For the fourth quarter 2018, Completion Solutions reported adjusted gross profitE of $55.1 million compared to third quarter 2018 adjusted gross profit of $49.4 million, representing an approximate 11% increase.

For the year ended December 31, 2018, Completion Solutions reported revenues of $745.3 million compared to year ended December 31, 2017 revenues of $465.8 million, representing an approximate 60% increase. Completion Solutions reported year ended December 31, 2018 adjusted gross profit of $176.8 million, compared to year ended December 31, 2017 adjusted gross profit of $81.1 million, representing an approximate 118% increase.

Production Solutions

During the fourth quarter of 2018, the Company’s Production Solutions segment, which includes well services, generated revenues of $20.5 million compared to third quarter 2018 revenues of $21.8 million, representing an approximate 6% decrease. For the fourth quarter 2018, Production Solutions reported adjusted gross profit of $2.8 million compared to third quarter 2018 adjusted gross profit of $3.1 million, representing an approximate 10% decrease.

For the year ended December 31, 2018, Production Solutions reported revenues of $81.9 million compared to year ended December 31, 2017 revenues of $77.9 million, representing an approximate 5% increase. Production Solutions reported year ended December 31, 2018 adjusted gross profit of $11.1 million, compared to year ended December 31, 2017 adjusted gross profit of $14.1 million, representing an approximate 21% decrease.

Other Financial Information

During the fourth quarter of 2018, the Company reported selling, general and administrative expense of $22.7 million, compared to $21.8 million for the third quarter of 2018. Depreciation and amortization expense (“D&A”) in the fourth quarter of 2018 was $18.2 million, compared to $15.5 million for the third quarter of 2018.

For the year ended December 31, 2018, the Company reported D&A expense of $63.8 million, compared to year ended December 31, 2017 D&A expense of $62.2 million.

The Company recognized income tax expense of approximately $0.5 million in the fourth quarter of 2018 and overall income tax expense for the year of approximately $2.4 million, resulting in an effective tax rate of -4.7% for 2018. The impact on pre-tax book income from the Q4 Production Solutions impairment and Magnum transaction costs is the primary driver behind the negative effective tax rate for 2018. Cash tax expense for 2018 was approximately $1.5 million.

Liquidity and Capital Expenditures

For the year ended December 31, 2018, the Company reported net cash provided by operating activities of $89.6 million compared to the year ended December 31, 2017 net cash provided by operating activities of $5.7 million.

During the fourth quarter of 2018, total capital expenditures were $9.6 million of which approximately 29% related to maintenance capital expenditures, compared to total capital expenditures of $21.0 million for the third quarter of 2018. For the year ended December 31, 2018, the Company reported total capital expenditures of $52.6 million of which approximately 22% related to maintenance capital expenditures compared to the year ended December 31, 2017 total capital expenditures of $45.2 million. Approximately $4.2 million in 2018 capital expenditures were delayed into 2019.

As of December 31, 2018, Nine’s cash and cash equivalents were $63.6 million with $83.5 million of availability under our revolving credit facility, resulting in a total liquidity position of $147.1 million as of December 31, 2018.

All financial and operational results, unless noted, for the full year 2018 and fourth quarter 2018 are consolidated for Nine and Magnum Oil Tools and includes only the last six days of October and full month November and December for Magnum reflecting the close of the Magnum transaction on October 25, 2018.

ABCDESee end of press release for definitions

Conference Call Information

The call is scheduled for Thursday, March 7, 2019 at 10:00 am Central Time. Participants may join the live conference call by dialing U.S. (Toll Free): (877) 524-8416 or International: (412) 902-1028 and asking for the “Nine Energy Service Earnings Call”. Participants are encouraged to dial into the conference call ten to fifteen minutes before the scheduled start time to avoid any delays entering the earnings call.

For those who cannot listen to the live call, a telephonic replay of the call will be available through March 21, 2019 and may be accessed by dialing U.S. (Toll Free): (877) 660-6853 or International: (201) 612-7415 and entering the passcode of 13686876.

About Nine Energy Service

Nine Energy Service is an oilfield services company that offers completion and production solutions within North America and abroad. The Company brings years of experience with a deep commitment to serving clients with smarter, customized solutions and world-class resources that drive efficiencies. Serving the global oil and gas industry, Nine continues to differentiate itself through superior service quality, wellsite execution and cutting-edge technology. Nine is headquartered in Houston, Texas with operating facilities in the Permian, Eagle Ford, SCOOP/STACK, Niobrara, Barnett, Bakken, Marcellus, Utica and throughout Canada.

For more information on the Company, please visit Nine’s website at nineenergyservice.com.

Forward Looking Statements

The foregoing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are those that do not state historical facts and are, therefore, inherently subject to risks and uncertainties. Forward-looking statements also include statements that refer to or are based on projections, uncertain events or assumptions. The forward-looking statements included herein are based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Such risks and uncertainties include, among other things, the general energy service industry risks; volatility of crude oil and natural gas commodity prices; a decline in demand for the Company’s services, including due to declining commodity prices; the Company’s ability to implement price increases or maintain pricing of the Company’s core services; the loss of, or interruption or delay in operations by, one or more significant customers; the loss of or interruption in operations of one or more key suppliers; the adequacy of the Company’s capital resources and liquidity; the Company’s ability to implement new technologies and services; the incurrence of significant costs and liabilities resulting from litigation; the loss of, or inability to attract, key personnel; and other factors described in the “Risk Factors” and “Business” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 and the subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof, and, except as required by law, the Company undertakes no obligation to update those statements or to publicly announce the results of any revisions to any of those statements to reflect future events or developments.

Nine Energy Service Investor Contact:

Heather Schmidt

Vice President, Investor Relations and Marketing

(281) 730-5113

investors@nineenergyservice.com

NINE ENERGY SERVICE, INC.

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME (LOSS)

(In Thousands, Except Per Share Amounts)

(Unaudited)

	Three Months Ended		Year Ended December 31,
	December 31, 2018	September 30, 2018	2018	2017
Revenues	$229,448	$218,427	$827,174	$543,660
Cost and expenses
Cost of revenues (exclusive of depreciation and amortization shown separately below)	171,598	165,882	639,298	448,467
General and administrative expenses	22,711	21,784	75,993	49,552
Depreciation	14,275	13,661	54,257	53,422
Amortization of intangibles	3,905	1,857	9,558	8,799
Impairment of property and equipment	45,694	—	45,694	—
Impairment of goodwill	12,986	—	12,986	31,530
Impairment of intangibles	19,065	—	19,065	3,800
Loss on equity method investment	77	77	347	368
(Gain) loss on sale of property and equipment	(30)	(1,190)	(1,731)	4,688

Income (loss) from operations	(60,833)	16,356	(28,293)	(56,966)

Other expense
Interest expense	16,002	1,568	22,315	15,703

Total other expense	16,002	1,568	22,315	15,703

Income (loss) before income taxes	(76,835)	14,788	(50,608)	(72,669)
Provision (benefit) for income taxes	500	1,130	2,375	(4,987)

Net income (loss)	$(77,335)	$13,658	$(52,983)	$(67,682)
Earnings (loss) per share
Basic	$(2.78)	$0.57	$(2.17)	$(4.55)
Diluted	$(2.78)	$0.56	$(2.17)	$(4.55)
Weighted average shares outstanding
Basic	27,815,401	23,971,032	24,411,213	14,887,006
Diluted	27,815,401	24,389,295	24,411,213	14,887,006
Other comprehensive income (loss), net of tax
Foreign currency translation adjustments, net of tax of $0 and $0	$(722)	$207	$(1,159)	$(198)

Total other comprehensive income (loss), net of tax	(722)	207	(1,159)	(198)

Total comprehensive income (loss)	$(78,057)	$13,865	$(54,142)	$(67,880)

NINE ENERGY SERVICE, INC.

CONSOLIDATED BALANCE SHEETS

(In Thousands)

	Year Ended December 31,
	2018	2017
Assets
Current assets
Cash and cash equivalents	$63,615	$17,513
Accounts receivable, net	154,783	99,565
Inventories, net	91,435	22,230
Prepaid expenses and other current assets	15,717	7,929
Notes receivable from shareholders	7,626	—

Total current assets	333,176	147,237
Property and equipment, net	211,644	259,039
Definite-lived intangible asset, net	173,451	41,514
Goodwill	307,804	93,756
Indefinite-lived intangible assets	108,711	22,031
Other long-term assets	6,386	4,806
Notes receivable from shareholders	—	10,476

Total assets	$1,141,172	$578,859

Liabilities and Stockholders’ Equity
Current liabilities
Current portion of long-term debt	$—	$241,509
Accounts payable	46,132	29,643
Accrued expenses	61,434	14,687
Current portion of capital lease obligations	665	—
Income taxes payable	57	581

Total current liabilities	108,288	286,420
Long-term liabilities
Long-term debt	424,978	—
Deferred income taxes	5,915	5,017
Long-term capital lease obligations	2,330	—
Other long-term liabilities	4,838	64

Total liabilities	546,349	291,501
Stockholders’ equity
Common stock (120,000,000 shares authorized at $.01 par value; 30,163,408 and 15,810,540 shares issued and outstanding at December 31, 2018 and 2017, respectively)	302	158
Additional paid-in capital	746,428	384,965
Accumulated other comprehensive loss	(4,843)	(3,684)
Accumulated deficit	(147,064)	(94,081)

Total stockholders’ equity	594,823	287,358

Total liabilities and stockholders’ equity	$1,141,172	$578,859

NINE ENERGY SERVICE, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

	Year Ended December 31,
	2018	2017
Cash flows from operating activities
Net loss	$(52,983)	$(67,682)
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	54,257	53,422
Amortization of intangibles	9,558	8,799
Amortization of deferred financing costs	2,966	1,615
Provision for (recovery of) doubtful accounts	(268)	176
Provision (benefit) for deferred income taxes	898	(5,815)
Provision for inventory obsolescence	844	1,359
Impairment of property and equipment	45,694	—
Impairment of goodwill	12,986	31,530
Impairment of intangible assets	19,065	3,800
Stock-based compensation expense	13,221	7,568
(Gain) loss on sale of property and equipment	(1,731)	4,688
Loss on revaluation of contingent liabilities	3,262	415
Loss on equity method investment	347	368
Changes in operating assets and liabilities, net of effects from acquisitions
Accounts receivable, net	(24,972)	(52,180)
Inventories, net	(15,041)	(8,212)
Prepaid expenses and other current assets	(5,722)	1,472
Accounts payable and accrued expenses	27,156	12,530
Income taxes receivable/payable	(255)	15,158
Other assets and liabilities	295	(3,340)

Net cash provided by operating activities	89,577	5,671

Cash flows from investing activities
Acquisitions, net of cash acquired	(349,986)	—
Proceeds from sales of property and equipment	2,183	1,452
Proceeds from property and equipment casualty losses	1,743	300
Proceeds from notes receivable payments	2,941	—
Purchases of property and equipment	(46,646)	(45,216)
Equity method investment	—	(1,000)

Net cash used in investing activities	(389,765)	(44,464)

Cash flows from financing activities
Proceeds from revolving credit facilities	35,000	56,481
Payments on revolving credit facilities	(96,182)	(38,287)
Proceeds from Senior Notes	400,000	—
Proceeds from term loan	125,000	—
Payments on term loans	(270,975)	(22,475)
Payments on notes payable—insurance premium financing	—	(272)
Payments on capital leases	(128)	—
Payments of contingent liability on Scorpion purchase	(3,445)	(1,325)
Proceeds from issuance of common stock in IPO, net of offering costs	171,450	—
Proceeds from other issuances of common stock	300	61,374
Proceeds from exercise of stock options	2,905	—
Vesting of restricted stock	(927)	—
Distribution to non-accredited investors	—	(2,438)
Cost of debt issuance	(16,307)	(716)

Net cash provided by financing activities	346,691	52,342

Impact of foreign currency exchange on cash	(401)	(110)

Net increase in cash and cash equivalents	46,102	13,439
Cash, cash equivalents and restricted cash
Beginning of period	17,513	4,074

End of period	$63,615	$17,513

NINE ENERGY SERVICE, INC.

SEGMENT DATA

(In Thousands)

(Unaudited)

	Three Months Ended		Year Ended December 31,
	December 31, 2018	September 30, 2018	2018	2017
Revenues
Completion Solutions	$208,953	$196,608	$745,316	$465,773
Production Solutions	20,495	21,819	81,858	77,887

	$229,448	$218,427	$827,174	$543,660

Cost of revenues (1)
Completion Solutions	$153,891	$147,178	$568,497	$384,641
Production Solutions	17,707	18,704	70,801	63,826

	$171,598	$165,882	$639,298	$448,467

Adjusted gross profit
Completion Solutions	$55,062	$49,430	$176,819	$81,132
Production Solutions	2,788	3,115	11,057	14,061

	$57,850	$52,545	$187,876	$95,193

General and administrative expenses	22,711	21,784	75,993	49,552
Depreciation	14,275	13,661	54,257	53,422
Amortization of intangibles	3,905	1,857	9,558	8,799
Impairment of property and equipment	45,694	—	45,694	—
Impairment of goodwill	12,986	—	12,986	31,530
Impairment of intangibles	19,065	—	19,065	3,800
Loss on equity method investment	77	77	347	368
(Gain) loss on sale of property and equipment	(30)	(1,190)	(1,731)	4,688

Income (loss) from operations	$(60,833)	$16,356	$(28,293)	$(56,966)

Capital expenditures
Completion Solutions	$8,666	$20,235	$48,361	$40,626
Production Solutions	901	689	3,548	4,590
Corporate	64	92	661	—

	$9,631	$21,016	$52,570	$45,216
Total assets
Completion Solutions	$1,045,643	$496,373	$1,045,643	$428,702
Production Solutions	35,086	116,516	35,086	119,607
Corporate	60,443	93,562	60,443	30,550

	$1,141,172	$706,451	$1,141,172	$578,859

	Three Months Ended		Year Ended December 31,
	December 31, 2018	September 30, 2018	2018	2017
Revenue by country
United States	$223,178	$208,907	$796,221	$521,914
Canada and other	6,270	9,520	30,953	21,716

	$229,448	$218,427	$827,174	$543,630

	Three Months Ended		Year Ended December 31,
	December 31, 2018	September 30, 2018	2018	2017
Long-lived assets (2)
United States	$377,623	$288,511	$377,623	$295,939
Canada and other	7,472	4,797	7,472	4,614

	$385,095	$293,308	$385,095	$300,553

(1)	Excludes depreciation and amortization, shown separately.

(2)	Inclusive of property and equipment and definite-lived intangible assets

NINE ENERGY SERVICE, INC.

RECONCILIATION OF ADJUSTED GROSS PROFIT

(In Thousands)

(Unaudited)

	Three Months Ended		Year Ended December 31,
	December 31, 2018	September 30, 2018	2018	2017
Calculation of gross profit
Revenues	$229,448	$218,427	$827,174	$543,660
Cost of revenues (exclusive of depreciation and amortization shown separately below)	171,598	165,882	639,298	448,467
Depreciation (related to cost of revenues)	14,039	13,434	53,358	52,536
Amortization of intangibles	3,905	1,857	9,558	8,799

Gross profit	$39,906	$37,254	$124,960	$33,858

Adjusted gross profit (excluding depreciation and amortization) reconciliation
Gross profit	$39,906	$37,254	$124,960	$33,858
Depreciation (related to cost of revenues)	14,039	13,434	53,358	52,536
Amortization of intangibles	3,905	1,857	9,558	8,799

Adjusted gross profit	$57,850	$52,545	$187,876	$95,193

NINE ENERGY SERVICE, INC.

RECONCILIATION OF EBITDA AND ADJUSTED EBITDA

(In Thousands)

(Unaudited)

	Three Months Ended		Year Ended December 31,
	December 31, 2018	September 30, 2018	2018	2017
EBITDA reconciliation:
Net income (loss)	$(77,335)	$13,658	$(52,983)	$(67,682)
Interest expense	16,002	1,568	22,315	15,703
Depreciation	14,275	13,661	54,257	53,422
Amortization of intangibles	3,905	1,857	9,558	8,799
Provision (benefit) for income taxes	500	1,130	2,375	(4,987)

EBITDA	$(42,653)	$31,874	$35,522	$5,255
Impairment of property and equipment	45,694	—	45,694	—
Impairment of goodwill	12,986	—	12,986	31,530
Impairment of intangible assets	19,065	—	19,065	3,800
Transaction and integration costs	7,630	2,320	10,327	3,622
Loss on revaluation of contingent liabilities (1)	1,547	45	3,262	415
Loss on equity method investment	77	77	347	368
Stock-based compensation expense	3,502	3,508	13,221	7,568
(Gain) loss on sale of property and equipment	(30)	(1,190)	(1,731)	4,688
Legal fees and settlements (2)	155	1,721	2,358	974

Adjusted EBITDA	$47,973	$38,355	$141,051	$58,220

(1)

Amounts relate to the revaluation of contingent liabilities associated with the Company’s recent acquisitions. The impact is included in “General and administrative expenses’ in the Company’s Consolidated Statements of Income and Comprehensive Income (Loss)

(2)	Amounts represent fees and settlements associated with legal proceedings brought pursuant to the Fair Labor Standards Act and/or similar state laws.

NINE ENERGY SERVICE, INC.

RECONCILIATION OF ROIC CALCULATION

(In Thousands)

(Unaudited)

	Nine Legacy		Consolidated
	Three Months Ended	Year Ended	Three Months Ended	Year Ended
	December 31, 2018	December 31, 2018	December 31, 2018	December 31, 2018
Net loss	$(77,335)	$(52,983)	$(77,335)	$(52,983)
Add back:
Impairment of property and equipment	45,694	45,694	45,694	45,694
Impairment of goodwill	12,986	12,986	12,986	12,986
Impairment of intangibles	19,065	19,065	19,065	19,065
Interest expense	16,002	22,315	16,002	22,315
Transaction and integration costs	7,630	10,327	7,630	10,327
Provision (benefit) for deferred income taxes	(67)	898	(67)	898

After-tax net operating profit (1)	$23,975	$58,302	$23,975	$58,302

Total capital as of prior-year end:
Total stockholders’ equity	$490,630	$287,358	$490,630	$287,358
Total debt	115,274	242,235	115,274	242,235
Less cash and cash equivalents	(86,534)	(17,513)	(86,534)	(17,513)

Total capital as of prior-year end	$519,370	$512,080	$519,370	$512,080

Total capital as of year-end:
Total stockholders’ equity	$594,823	$594,823	$594,823	$594,823
Total debt	435,000	435,000	435,000	435,000
Less: cash and cash equivalents	(63,615)	(63,615)	(63,615)	(63,615)

Total capital as of year-end, consolidated:	$966,208	$966,208	$966,208	$966,208
Less: capital impact of 2018 acquisitions (2)	(531,086)	(531,086)

Total capital as of year-end, Nine Legacy:	$435,122	$435,122

Average total capital	$477,246	$473,601	$742,789	$739,144

ROIC	20%	12%	13%	8%

(1)

Because acquisitions completed in 2018 have been fully integrated into the Company’s existing operations, it is impractical to quantify the acquisitions’ contribution to the Company’s net income (loss) since their respective closing dates. As such, Nine legacy’s after-tax net operating profit has not been adjusted to exclude the net income impact of 2018 acquisitions. The Company believes that the net income impact of the acquisitions (both of which were completed in the fourth quarter of 2018) on ROIC for Nine legacy is is immaterial.

(2)	Amount represents incremental impact to the Company’s interest expense, debt balance, cash balance and common stock, as a result of 2018 acquisitions.

NINE ENERGY SERVICE, INC.

RECONCILIATION OF ADJUSTED NET INCOME AND ADJUSTED BASIC EARNINGS (LOSS) PER SHARE CALCULATION

(In Thousands)

(Unaudited)

	Three Months Ended	Year Ended
	December 31, 2018	December 31, 2018
Reconciliation of adjusted net income:
Net income (loss)	$(77,335)	$(52,983)
Add back:
Impairment of property and equipment (a)	45,694	45,694
Impairment of goodwill (a)	12,986	12,986
Impairment of intangibles (a)	19,065	19,065
Transaction and integration costs (b)	7,630	10,327
Commitment fee (c)	6,900	6,900
Income tax impact of adjustments	(1,375)	(1,375)

Adjusted net income (loss)	$13,565	$40,614

Weighted average shares
Weighted average shares outstanding for basic and adjusted basic earnings (loss) per share	27,815,401	24,411,213

Earnings per share:
Basic earnings (loss) per share	$(2.78)	$(2.17)
Adjusted basic earnings (loss) per share	$0.49	$1.66

(a)

2018 impairment charges were due to deteriorating market conditions in the Company’s Production Solutions segment attributed to depressed commodity prices towards the end of the fourth quarter of 2018, coupled with customers focusing more on the completions business where there is more technological differentiation and value. 2017 impairment charges relate to declining profitability and deteriorating market conditions, including a shift from open hole completions to significantly less profitable cemented liners in a reporting unit in the Company’s Completion Solutions segment.

(b)

Amounts for each period presented represent transaction and integration costs, including the cost of inventory that was stepped up to fair value during purchase accounting associated with recent acquisitions, including the Company’s IPO.

(c)	Amount represents commitment fee associated with a potential bridge financing in the fourth quarter of 2018.

AAdjusted EBITDA is defined as net income (loss) before interest, taxes, and depreciation and amortization, further adjusted for (i) property and equipment, goodwill, and/or intangible asset impairment charges, (ii) transaction and integration costs related to acquisitions and our IPO, (iii) loss or gains from discontinued operations, (iv) loss or gains from the revaluation of contingent liabilities, (v) loss or gains on equity method investment, (vi) stock-based compensation expense, (vii) loss or gains on sale of property and equipment and (viii) other expenses or charges to exclude certain items which we believe are not reflective of ongoing performance of our business, such as legal expenses and settlement costs related to litigation outside the ordinary course of business and restructuring costs. Adjusted EBITDA margin is defined as Adjusted EBITDA divided by revenue. Management believes Adjusted EBITDA and Adjusted EBITDA margin are useful because they allow us to more effectively evaluate our operating performance and compare the results of our operations from period to period without regard to our financing methods or capital structure and help identify underlying trends in our operations that could otherwise be distorted by the effect of the impairments, acquisitions and dispositions and costs that are not reflective of the ongoing performance of our business.

BReturn on Invested Capital (“ROIC”) is defined as after-tax net operating profit (loss), divided by average total capital. We define after-tax net operating profit (loss) as net income (loss) plus (i) transaction and integration costs related to acquisitions and our IPO, (ii) property and equipment, goodwill, and/or intangible asset impairment charges, (iii) interest expense, and (iv) the provision or benefit for deferred income taxes. We define total capital as book value of equity plus the book value of debt less balance sheet cash and cash equivalents. We compute the average of the current and prior year-end adjusted total capital for use in this analysis. Management believes ROIC is a meaningful measure because it quantifies how well we generate operating income relative to the capital we have invested in our business and illustrates the profitability of a business or project taking into account the capital invested.

CAdjusted Basic Earnings Per Share is defined as adjusted net income (loss), divided by weighted average basic shares outstanding. Management believes Adjusted Basic Earnings Per Share is useful because it allows us to more effectively evaluate our operating performance and compare the results of our operations from period to period and help identify underlying trends in our operations that could otherwise be distorted by the effect of the impairments and acquisitions.

DAdjusted Net Income is defined as net income (loss) adjusted for (i) property and equipment, goodwill and/or intangible asset impairment charges, (ii) transaction and integration costs related to acquisitions and our IPO, including the commitment fee associated with a potential bridge financing in connection with an acquisition, and (iii) the income tax impact of such adjustments. Management believes Adjusted Net Income is useful because it allows us to more effectively evaluate our operating performance and compare the results of our operations from period to period and help identify underlying trends in our operations that could otherwise be distorted by the effect of the impairments and acquisitions.

EAdjusted Gross Profit is defined as revenues less cost of revenues excluding depreciation and amortization. This measure differs from the GAAP definition of gross profit because we do not include the impact of depreciation and amortization, which represent non-cash expenses. Our management uses adjusted gross profit to evaluate operating performance and to determine resource allocation between segments. We prepare adjusted gross profit (excluding depreciation and amortization) to eliminate the impact of depreciation and amortization because we do not consider depreciation and amortization indicative of our core operating performance.